EXHIBIT 10.3

AMENDMENT TO WARRANT

POSITRON CORPORATION

Section 12 of Positron Corporation Common Stock Purchase Warrant No. 99-__dated August 18, 1999 (the "Warrant") to ____________________(the "Holder") to purchase 1,000,000 shares of the Company's common stock is hereby amended to read as follows:

12.  Exercise Period. The Exercise Period shall mean the period commencing on the date hereof and ending on the later of (i) August 31, 2005, or (ii) the date on which a registration statement filed with the Securities Exchange Commission permitting a sale of the Shares shall have become effective and shall have remained effective for a period of six months.

All other terms and conditions of the Warrant remain unchanged.

ISSUED this ___ day of May, 2005.

POSITRON CORPORATION

By:	/s/
Gary H. Brooks, President

[Seal]